                            FORM 8-K

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549






                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934




               Date of Report:  September 2, 1994
        Date of earliest event reported: August 19, 1994



                 THE MAY DEPARTMENT STORES COMPANY
     (Exact name of Registrant as specified in its charter)

   New York                   I-79               43-0398035
(State or other           (Commission         (IRS Employer
jurisdiction of           File Number)        Identification No.)
incorporation)



  611 Olive Street, St. Louis, Missouri               63101
(Address of principal executive offices)           (Zip code)



       Registrant's telephone number, including area code:
                          (314) 342-6300






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Item 5.   Other Events.

     On August 19, 1994, the Board of Directors of The May Department Stores Company (the "Company") approved the extension of the Company's existing rights by adopting a shareowner rights plan substantially similar to the company's current rights plan. Pursuant to the new Rights Agreement between the Company and The Bank of New York, as Rights Agent (the "1994 Rights Agreement"), one Right will be issued for each outstanding share of common stock, par value $.50 per share, of the Company on the earlier to occur of the expiration of the existing rights (March 3, 1996) or the redemption of such rights in accordance with the terms of the Company's current rights plan. Each of the new Rights will entitle the registered holder to purchase from the Company a unit (a "Unit") consisting of one four-hundredth of a Junior Participating Preference Share, par value $.50 per share, at a price of $150 per Unit, subject to adjustment. The new Rights are redeemable under certain circumstances at $.01 per Right and will expire, unless earlier redeemed, on August 31, 2004.

     The description and terms of the new Rights are set forth in the 1994 Rights Agreement, a copy of which is annexed hereto as
Exhibit 1 and is incorporated herein by reference.


Item 7.   Financial Statements and Exhibits.

(c)  Exhibits.  The following documents are filed as Exhibits.

                                                     Sequential
                                                     Numbering
                                                     System
Exhibit No.    Exhibit                               Page Number

     1         Form of Rights Agreement, dated         5
               as of August 19, 1994, between The
               May Department Stores Company and
               The Bank of New York, which includes as
               Exhibit A thereto, the Form of Right
               Certificate.












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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              THE MAY DEPARTMENT STORES COMPANY



Dated:  September 2, 1994      By:    /s/  Richard A. Brickson
                                   Richard A. Brickson
                                   Secretary and Senior Counsel



































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                        INDEX TO EXHIBITS



                                                     Sequential
                                                     Numbering
                                                     System
Exhibit No.    Exhibit                               Page Number

     1         Form of Rights Agreement, dated         5
               as of August 19, 1994, between The
               May Department Stores Company and
               The Bank of New York, which includes as
               Exhibit A thereto, the Form of Right
               Certificate.
































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